UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2014

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 22, 2014, James River Coal Company (the “Company”) and certain of its subsidiaries (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement, dated December 22, 2014 by and among the Sellers and Revelation Energy, LLC (“Revelation Energy”). The Asset Purchase Agreement is filed as Exhibit 2.1,

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Sellers, pursuant to bankruptcy court-approved bidding procedures, selected Revelation Energy as a “stalking horse bidder” for the purchase of the Sellers’ mining complexes commonly referred to as the Bell Complex and the Bledsoe Complex and certain of the assets of Laurel Mountain Resources LLC for an aggregate cash price of $2,000,000 in cash plus the assumption of certain liabilities and the retention by the Sellers of certain specified equipment and $3,000,000 of collateral, in each case, as set forth in the Asset Purchase Agreement filed as Exhibit 2.1. The United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) entered an order in the Company’s chapter 11 case approving the Asset Purchase Agreement on December 29, 2014. The sale closed on December 31, 2014, and the Company has no remaining mining operations.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 29, 2014, the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) entered a Sale Order in the Company’s chapter 11 case approving the sale of the Sellers’ assets pursuant to the terms of the Asset Purchase Agreement. A copy of the Sale Order is furnished herewith as Exhibit 2.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 22, 2014, by and among James River Coal Company, certain of its subsidiaries, and Revelation Energy, LLC
2.2	Order Approving the Sales and Transfers of Certain Assets, entered December 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ William B. Murphy
William B. Murphy Chief Restructuring Officer

Date:  January 9, 2014

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